Exhibit 10.7

                   MERGERS AND ACQUISITIONS ADVISORY AGREEMENT

     THIS MERGERS AND ACQUISITIONS ADVISORY AGREEMENT is made as of the 27th day of March, 2001, by and between 4net Software, Inc., a Delaware corporation, having an address at 10 South Street, Suite 202, Ridgefield, Connecticut 06877 (hereinafter referred to as "4net Software"), and Catalyst Financial LLC, a New York limited liability company, having an address at 10 South Street, Ridgefield, Connecticut 06877 (hereinafter referred to as "Catalyst").

                                    RECITALS:

          WHEREAS, 4net Software is publicly traded company engaged in, among other things, acquiring and operating niche software and Internet solution companies. 4net Software is interested in seeking out and identifying prospective target companies for mergers, acquisitions, business combinations, and similar transactions, and if investigation warrants to negotiate such a transaction with the target company; and

          WHEREAS, Catalyst is an investment banking firm and licensed broker dealer. 4net Software desires to engage Catalyst to identify prospective target companies for mergers, acquisitions, business combinations, or similar transactions, and to advise 4net Software in connection with the negotiations and financial structure of such transactions.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:


     1. Term. The term of this Agreement shall be for three (3) years commencing on March 27, 2001 and terminating on March 26, 2004 (the "Term"). However, this Agreement may be terminated by either party on thirty (30) days written notice.


     2. Mergers & Acquisitions Consulting Services. During the Term of the Agreement, Catalyst shall provide consulting services to 4net Software in connection with 4net Software's identifying and investigating prospective target companies for mergers, acquisitions, business combinations and similar transactions, and, if investigation warrants, advising 4net Software concerning the negotiation of terms and the financial structure of such transactions. The services to be provided by Catalyst include but are not limited to, (i) preparing a document concerning 4net Software which can be presented to prospective target companies, (ii) identifying and investigating companies which may be acquisition candidates for 4net Software, (iii) meeting with prospective target companies on behalf of 4net Software, (iv) analyzing and evaluating prospective target companies, and
     (v) advising 4net Software as to how to structure and finance transactions.


     3. Fee for Services. In the event that 4net Software completes a merger, acquisition business combination or similar transaction, as a result of an introduction made by Catalyst, during the Term of this Agreement or within one (1) year from the termination, for any reason, of this Agreement, then 4net Software hereby agrees to pay Catalyst a fee (the "M&A Fee") equal to:

     5% of the consideration from $1 and up to $1,000,000 4% of the consideration in excess of $1,000,000 and up to $2,000,000, plus 3% of the consideration in excess of $2,000,000 and up to $3,000,000, plus 2% of the consideration in excess of $3,000,000 and up to $4,000,000, plus 1% of the consideration in excess of $5,000,000.


     The M&A Fee set forth above shall be due and payable by 4net Software to Catalyst in cash on the closing date of the subject transaction.

          For purposes of this Agreement, "consideration" shall mean the value of the transaction described herein and shall include the aggregate value of all cash, securities, and other property and consideration of every kind, including but not limited to assumption and forgiveness of indebtedness, the amount received under the terms of an "earn-out" provision, rights to receive periodic payments and all other rights that may be at any time either (i) transferred or contributed to 4net Software, its affiliates or shareholders in connection with an acquisition of equity or assets thereof, or (ii) transferred or contributed by 4net Software, its affiliates or shareholders in any transaction involving an investment in or acquisition of any third party, or acquisition of the equity or assets thereof, by 4net Software or any affiliate thereof, or (iii) transferred or contributed by 4net Software, its affiliates or shareholders and any other parties entering into any joint venture or similar joint enterprise or undertaking with 4net Software or any affiliate thereof. The aggregate value of all such cash, securities and other property shall be the aggregate fair market value thereof as determined jointly by Catalyst and 4net Software, or by an independent appraiser jointly selected by Catalyst and 4net Software. The cost of such independent appraiser shall be borne entirely by 4net Software.


     4. Expenses. 4net Software shall reimburse Catalyst for its out-of-pocket expenses in connection with the services to be performed hereunder; provided however, that expenses are approved in writing by 4net Software.


     5. Representations of 4net Software. 4net Software hereby represents and warrants that any and all information supplied hereunder to Catalyst in connection with any and all services to be performed hereunder by Catalyst for and on behalf of 4net Software shall be, to the best of 4net Software's knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. 4net Software hereby acknowledges that the ability of Catalyst to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to Catalyst. 4net Software further represents and warrants hereunder that this Agreement has been, or will be, duly and validly authorized by all requisite corporate action; that 4net Software has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by 4net Software, will represent the valid and binding obligation of 4net Software and shall be enforceable by Catalyst in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.


     6. Indemnification.


     (a) 4net Software hereby agrees to indemnify, defend and hold harmless Catalyst, its officers, directors, principals, employees, partners, consultants, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits or proceedings (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by 4net Software contained in this Agreement; or (ii) any activities or services performed hereunder by Catalyst, unless such Losses were the result of the intentional misconduct or gross negligence of Catalyst or were the result of any information supplied by Catalyst; or
     (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below. Catalyst hereby agrees to indemnify, defend and hold harmless 4net Software, and its officers, directors and shareholders, and their successors and assigns from and against any and all Losses arising out of or resulting from (i) the intentional misconduct or gross negligence of Catalyst, unless such Losses were the result of any information supplied by 4net Software; or (ii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

     (b) If Catalyst or 4net Software (in each case, the "Indemnified Party") receives written notice of the commencement of any legal action, suit or proceeding with respect to which 4net Software or Catalyst (in each case, the "Indemnifying Party") is or may be obligated to provide indemnification pursuant to this Section 7, the Indemnified party shall, within thirty (30) days of the receipt of such written notice, give the Indemnifying Party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by the Indemnified Party of its right to indemnity hereunder with respect to such action, suit or proceeding if the Indemnifying Party is not materially adversely affected by such delay. Upon receipt by the Indemnifying Party of a Claim Notice from the Indemnified Party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Indemnified Party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Indemnifying Party and the Indemnified party shall cooperate with each other in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnifying Party unless the Indemnifying Party shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by Indemnifying Party. The Indemnifying Party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Indemnified Party unless such claim can be settled entirely for cash and the Indemnified Party shall be given a full release from all parties in connection therewith. If the Indemnifying Party shall fail with reasonable promptness either to defend such Third Party Claim or to satisfy or settle the same, the Indemnified Party may defend, satisfy or settle the Third Party Claim at the expense of the Indemnifying Party and the Indemnifying Party shall pay to the Indemnified Party the amount of any such Loss within ten (10) days after written demand therefore. The indemnification provisions hereunder shall survive the termination of this Agreement.


     7. Confidentiality. Catalyst agrees that all non-public information pertaining to the prior, current or contemplated business of 4net Software are valuable and confidential assets of 4net Software. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of 4net Software as are not available to the public. Catalyst, its officers, directors, employees, agents and shareholders shall hold all such information in trust and confidence for 4net Software and shall not use or disclose any such information for other than the benefit of 4net Software's business and shall be liable for damages incurred by 4net Software as a result of the use or disclosure of such information by Catalyst, its officers, directors, employees, agents or shareholders for any purpose other than the benefit of 4net Software's business, either during the term of the attached Agreement or after the termination or expiration thereof, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Catalyst from a third party or parties who are not under an obligation of confidentiality to 4net Software, or (iii) if such information is known to Catalyst prior to the execution of this Agreement, or (iv) as may be required by law. These confidentiality obligations shall service termination of this Agreement.


     8. Independent Contractor. It is expressly understood and agreed that Catalyst shall, at all times, act as an independent contractor with respect to 4net Software and not as an employee or agent of 4net Software, and nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Catalyst shall have no right to bind 4net Software in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.


     9. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidence by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought.


     10. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by the United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

     11. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, not will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that nay one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.


     12. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Delaware, without application of the principles of conflicts of laws.


     13. Binding Nature. The terms and provision of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.


     14. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.


     15. Entire Agreement. This Agreement contains all of the understanding and agreements of the parties with respect to the subject matter discussed herein.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


      4net Software, Inc.                     CATALYST FINANCIAL LLC


      By: /s/ Leonard Hagen                   By: /s/ Steven N. Bronson
          --------------------------              --------------------------
          Leonard Hagen, Director                 Steven N. Bronson, President